UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2007

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2007, Edward E. Whitacre, Jr. announced his intention to retire from the Board of Directors and as Chief Executive Officer and President of AT&T Inc. (“AT&T”) effective as of June 3, 2007, and James D. Ellis announced his intention to retire as Senior Executive Vice President and General Counsel of AT&T effective as of June 3, 2007.

Also on April 27, 2007, the Board of Directors of AT&T appointed Randall L. Stephenson to the positions of Chairman of the Board of Directors, Chief Executive Officer and President of AT&T effective as of June 4, 2007. Mr. Stephenson, age 47, is Chief Operating Officer of AT&T and has served in this capacity since April 2004. He was Senior Executive Vice President and Chief Financial Officer of AT&T from August 2001 through May 2004. Prior to becoming Chief Financial Officer, Mr. Stephenson held a variety of high-level finance and marketing positions with AT&T or its subsidiaries since 1996. He first joined AT&T through its subsidiary, Southwestern Bell Telephone Company, in 1982. He has been a Director of AT&T since June 2005. Mr. Stephenson is a Director of Emerson Electric Co.

As of the time of the filing of this report, AT&T has not entered into any material plan, contract or arrangement to which Mr. Stephenson is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, AT&T will file an amendment to this report within four business days thereof.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 30, 2007	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller